ARTICLES  OF  INCORPORATION

                                        OF

                          MEDIA  FORUM  INTERNATIONAL,  INC.

     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                ARTICLE  I.       NAME
                                ----------------------

     The  name  of  the  corporation  shall  be:

                          MEDIA  FORUM  INTERNATIONAL,  INC.

The address of the principal office of this corporation shall be 1725 Northeast 164th Street, North Miami Beach, Florida 33162, and the mailing address of the corporation shall be the same.


                       ARTICLE  II.       NATURE  OF  BUSINESS
                       ----------------------------------------

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE  III.    CAPITAL  STOCK
                        -------------------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000,000 shares of common stock having no par value per share.

                         ARTICLE  IV.      REGISTERED  AGENT
                         ------------------------------------

     The street address of the initial registered office of the corporation shall be 1725
Northeast 164th Street, North Miami Beach, Florida 33162 and the name of the initial registered agent of the corporation at that address is Burton Signer.


                        ARTICLE  V.  TERM  OF  EXISTENCE
                        --------------------------------

     This  corporation  is  to  exist  perpetually.


                          ARTICLES  VI.   DIRECTORS
                          -------------------------

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have one Director, initially. The name and address of the initial member of the Board of Directors are:

Burton  Signer                              1725  Northeast  164th  Street
Dir.                                   North  Miami  Beach,  Florida  33162

                          ARTICLE  VII.    INCORPORATOR
                          -----------------------------

     The  name  and  street  address  of  the  incorporator to these Articles of
Incorporation:

                                Corporate  Agents,  Inc.
                                1201  Hays  Street
                                Tallahassee,  Florida  32301

     The undersigned incorporator has executed these Articles of Incorporation On March 6, 1997.

                                                      (Signature)
                                                   -----------------------
                                            It's  Agent,  Deborah  D.  Skipper
                                                     Incorporator

                              ACCEPTANCE  OF  REGISTERED  AGENT
                     DESIGNATED  IN  THE  ARTICLES  OF  INCORPORATION



     Burton Signer, an individual residing in the state, having a business office identical with the registered office of the corporation named below, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation of :


                               MEDIA  FORUM  INTERNATIONAL,  INC.


     Burton Signer is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.



                                                  By:  (Signature)
                                                  Typed  Name:  Burton  Signer